Exhibit 10.169

FOURTH AMENDMENT OF LEASE

THIS FOURTH AGREEMENT, made this 25th day of October, 2018, by and among FORSGATE INDUSTRIAL COMPLEX, a New Jersey limited partnership with offices at 400 Hollister Road, Teterboro, New Jersey (hereinafter called “Landlord”) and JEAN PHILIPPE FRAGRANCES, LLC, a New York limited liability company having its principal office at 551 Fifth Avenue, New York, New York 10176 (hereinafter called “Tenant”) and INTER PARFUMS, INC., (hereinafter called “Guarantor”), a Delaware corporation and parent of Tenant, its wholly-owned subsidiary, with its principal office at 551 Fifth Avenue, New York, New York 10176.

WITNESSETH:

WHEREAS, Guarantor, as the original tenant and formerly known as Jean Philippe Fragrances, Inc., and Landlord, entered into a Lease dated July 10, 1995 for premises commonly known as 60 Stults Road in the Township of South Brunswick, County of Middlesex, State of New Jersey (the “Original Lease”); and

WHEREAS, Tenant, Guarantor and Landlord entered into a letter agreement dated June 30, 1999 (the “First Amendment”), whereby Guarantor assigned the Original Lease to Tenant, Guarantor guaranteed the obligations of Tenant, and landlord consented to such assignment; and

WHEREAS, Tenant, Guarantor and Landlord entered into a Second Amendment of Lease dated April 22, 2003 (the “Second Amendment”) to extend the term of the Original Lease;

WHEREAS, Tenant, Guarantor and Landlord entered into a Third Amendment of Lease dated June 8, 2010 (the “Third Amendment”) to extend the term of the Original Lease (the Original Lease as amended by the First Amendment, Second Amendment and Third Amendment are collectively referred to as the “Lease”); Capitalized items used herein and not others defined shall have the meaning set forth in the Lease; and

WHEREAS, Tenant and Landlord have agreed to amend the Lease to, among other things, extend the terms of the Lease to October 31, 2025.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           The Term of the lease is hereby extended to October 31, 2025.

2.           Basic Rent from November 1, 2018 to October 31, 2025 shall be in the amounts set forth below, payable in equal monthly installments as set forth below, due and payable the first day of each month in advance.

Year	Annual	Monthly
11/1/18 - 10/31/19	$791,204.02	$65,933.67
11/1/19 - 10/31/20	$814,940.15	$67,911.68
11/1/20 - 10/31/21	$839,388.35	$69,949.03
11/1/21 - 10/31/22	$864,570.00	$72,047.50
11/1/22 - 10/31/23	$890,507.10	$74,208.93
11/1/23 - 10/31/24	$917,222.31	$76,435.19
11/1/24 - 10/31/25	$944,738.98	$78,728.25

3.          (a)       Landlord shall, at Landlord’s sole cost, perform the work more particularly set forth on Schedule A attached hereto (”Landlord’s Work”) , including all labor, materials, equipment and services necessary to fulfill the Landlord’s obligation to complete such work. Landlord shall diligently perform Landlord’s Work, diligently pursue completion of such work and endeavor to have the roof work completed by March 31, 2019, subject to force majeure events, including without limitation weather, and Tenant delays, and shall not unduly interfere with the normal business operations of Tenant, subject to compliance with the following provisions, including without limitation, Tenant’s cooperation.

(b)       Landlord’s Work shall be performed during normal business hours and Landlord shall not be obligated to incur overtime costs and expenses, and completion of such work shall be subject to unavoidable delays due to acts of God, weather, governmental restrictions, permits, strikes, labor disturbances, shortages of material and supplies, and due to any other cause or event beyond Landlord's control. Notwithstanding the foregoing, Landlord and Tenant agree that Landlord shall have access to perform the work from 7:00 am to 4:00 pm on weekdays and with respect to the roof work on Saturdays, at Landlord’s option.

(c)       Tenant acknowledges that Landlord’s Work will generate noise and dust and the Building will be open and unsecured at times during the construction. Tenant further acknowledges that Landlord shall not supply any dust protection or security, and Landlord shall have no liability with respect thereto. Tenant shall be solely responsible for protecting its personal property and providing security during the performance of Landlord’s Work. Landlord agrees to provide Tenant with reasonable prior notice of the commencement of Landlord’s Work so that Tenant may take adequate precautions to protect its property and provide security.

(c)       Tenant shall cooperate with Landlord and shall not interfere with Landlord during the performance of Landlord’s Work, including, without limitation, Tenant shall at all times: (i) move its personal property as may be necessary so as not to interfere with Landlord’s Work; (ii) make available a tailgate door for access and the drive-indoor for lift access; (iii) provide a clear route from such doors to the work areas, (iv) provide uninterrupted access to the Building no later than 7 a.m. until 4 p.m. during the performance of Landlord’s Work, and (v) make available exterior access to the roof by and through the loading doors of the Building which Tenant acknowledges will be blocked for a few days during the performance of Landlord’s Work with respect to the roof.

4.            Article 5 of the Lease shall be deleted in its entirety.

5.            Subclauses (i) – (iv) of Section 6.01 shall be deleted and replaced with the following:

“(i) Insurance against loss or damage to the Demised Premises by fire and from such other hazards as may be covered by the form of all risk coverage then in effect (including specifically damage by water, flood or earthquake) all in an amount sufficient to prevent any coinsurance provision from becoming effective but in any event in an amount not less than 100% of the then replacement value of the Building without depreciation. This insurance shall include but not be limited to the following:

a.       Plate glass and elevator insurance, if appropriate; and

b.       “All Risk” Insurance on the Special cause of loss form against riot or civil commotion, vandalism, aircraft, sprinkler leakage, and "Demolition" and "Increased Cost of Construction". In addition to the foregoing, such insurance shall include, but not be limited to windstorm, hail, explosion, flood or earthquake, damage from manned and unmanned aircraft and vehicles, smoke damage, and such coverage as may be deemed necessary by the Landlord. These insurance provisions shall in no way limit or modify any of the obligations of the Tenant under any provision of this Lease to restore the Demised Premises.

Anything contained herein to the contrary notwithstanding, the insurance required by this paragraph shall in all events be sufficient to comply with the requirements of any fee mortgage. Landlord agrees that the Tenant’s present insurance coverage as provided to Landlord complies with the current requirements of any fee mortgage, and agrees to give Tenant prompt notice and any new requirements. Landlord may demand that such replacement value be determined from time to time by an appraiser, engineer, architect or contractor designated and paid for by Tenant and approved in writing by Landlord. No omission on the part of Landlord to request any such determination shall relieve Tenant of any of its obligations under this Article 6.

(ii)         Rent insurance, with all risk coverage, in an amount not less than one (1) year's current Basic Rent and Additional Rent and one (1) year's taxes and premiums for the insurance required by this Article 6.

(iii)        If appropriate, boiler and machinery insurance including coverage for pressure vessels with such limits as from time to time may be reasonably required by Landlord, but not less than $300,000.00 per occurrence with endorsement for actual replacement cost without depreciation.

(iv)       Any deductible or self-insured retention applicable to the Property coverages required in Section 6.01 (i) – (iii) shall not exceed $25,000 per occurrence and shall be the obligation of Tenant to satisfy in connection with any claims. All policies of insurance carried pursuant to this Section 6.01 (i) – (iii) shall name as insured the Landlord and its managing agent, and if required, any fee mortgagee, as loss payees as their respective interests may appear, provided however, that rent insurance shall be carried solely in favor of Landlord. To the extent Landlord receives and applies proceeds of rent insurance, Tenant shall receive a credit against rent payable hereunder.

(v)        Commercial General Liability Insurance, written on an “occurrence” basis, providing coverage for any and all claims for bodily injury and property damage, other than claims that are typically excluded from commercial general liability coverage, including but not limited to, intentional acts, and criminal acts, (naming Landlord, Landlord's managing agent for the Property and, if requested, Landlord’s mortgage lender, as additional insureds) from and against all claims, demands, actions or liability for injury to, or death of any persons and for damage to property arising from or related to the use or occupancy of the Demised Premises or the operation of Tenant's business. This policy must contain, but not be limited to, coverage for premises and operations, products and completed operations, blanket contractual, personal injury, operations, ownership, maintenance and use of owned, non-owned, or hired automobiles, bodily injury, and property damage. The policy must have limits in an amount not less than $9,000,000.00 per occurrence and $10,000,000.00 in the aggregate written on a per location basis. This insurance will include a contractual coverage endorsement specifically insuring the performance by Tenant of its indemnity agreements contained in this Lease, subject to the exclusions and policy(ies) limits set forth above. The Commercial General Liability insurance policy limits can be satisfied through a combination of primary and follow form excess liability insurance, provided that the policies shall not contain any deductibles or self-insured retentions without Landlord’s prior, written authorization. Tenant shall be solely responsible for satisfying any deductible or self-insured retention applicable to any claim. The commercial general liability and excess liability policies procured and maintained pursuant to this section shall name Landlord, Landlord’s Mortgagee(s), Landlord’s managers, members, directors, officers, employees, agents, affiliates, successors and assigns as additional insureds on a primary and non-contributory basis in addition to any other additional entities as may be designated by Landlord. Said additional insured coverage shall be provided by separate endorsement which must be form CG2010 11/85 and CG 2037 07/04 or their equivalents.”

6.            The following shall be added to Section 6.01 after subclause (vi):

“(vii) Worker’s compensation and employer’s liability insurance with limits of no less than the amount to be required by law in the State of New Jersey.

All liability insurance policies shall be issued on an “occurrence” basis and not on a “claims made” basis.”

7.            The following shall be added to the end of Section 6.05:

“This indemnity shall survive the expiration or earlier termination of this Lease for a period of three (3) years with respect to any of the foregoing matters occurring prior to such expiration or termination.”

8.            The following shall be added to Section 7.03:

“Tenant acknowledges that Insurance Depository may be an institution selected by Landlord’s fee mortgage and such fee mortgagee may impose commercially reasonable and customary conditions with respect to the release of such insurance proceeds.”

9.            The following shall be added to the Section 8.01:

“In addition to the HVAC and roof maintenance contracts, Tenant shall obtain a maintenance contract for the fire pump. Such contract shall provide for semi-annual maintenance of the fire pump systems, and copies of the maintenance agreement shall be submitted to Landlord, together with an annual report of the maintenance company as to the condition and repairs made.

The person or firm performing the maintenance of the HVAC, roof and fire pump shall be licensed and certified as may be required by law or any governmental agency to perform the applicable maintenance and with respect to the roof, must be approved by Landlord in order to maintain the warranty.

Any work which Tenant performs which affects any portion of the roof, including, without limitation, any penetrations and installations of HVAC units, shall be performed by Landlord’s approved roof contractor in order to maintain the warranty and otherwise comply with the provisions of Sections 8.07 and 8.08 hereof.”

10.          The following shall be added to the end of Section 8.05 of the Lease:

“Tenant acknowledges and agrees that the Tenant shall be solely and fully responsible for compliance with all laws in the event any materials/products it stores become hazardous waste.”

11.          The following shall be added after the first paragraph of Section 8.06:

“Tenant hereby represents that (i) to the best of its knowledge the North American Industry Classification System ("NAICS") number that most closely represents its operation at the Demised Premises is 424210 and, (ii) its operations shall consist of only those activities otherwise set forth in the first sentence of Section 2.01. Tenant will not permit the operations at the Demised Premises to so change so that its operations at the Demised Premises are subject to ISRA.”

12.          The following shall be added to the end of Section 8.06 of the Lease:

“In the event Tenant is required to remediate the Property, Tenant acknowledges that the remediation shall not be based on industrial standards and in no event shall any plan or approval of cleanup involve any engineering or institutional controls including, without limitation, capping or a deed notice or other use restriction.”

13.          The following new section 15.02 shall be added to the Lease:

“Section 15.02. Any work performed by Landlord with respect to the Demised Premises shall be during normal business hours. Tenant shall cooperate with Landlord and shall not interfere with Landlord during the performance of any such work, including, without limitation, Tenant shall at all times: (i) move its personal property as may be reasonably necessary so as not to interfere with such work, (ii) make available a tailgate door for access and the drive-indoor for lift access if reasonably necessary, (iii) provide a clear route from such doors to the work areas, and (iv) provide uninterrupted access to the Building no later than 7 a.m. until 5 p.m. during the performance of such work. Tenant shall be solely responsible for protecting its personal property and providing security during the performance of such work. Landlord agrees to provide Tenant with reasonable prior notice of the commencement of work so that Tenant may take adequate precautions to protect its property and provide security.

In the event Landlord makes any repairs pursuant to this Section, Landlord agrees to use commercially reasonable efforts not to interfere with Tenant’s business operations”

14.          The last sentence of Section 16.01 shall be deleted and replaced with:

“All notices, demands and requests which may or are required to be given by either party to the other shall be in writing. All notices, demands and requests by the Landlord to the Tenant shall be sent by hand delivery, recognized overnight courier or by United States Certified Mail, postage prepaid, Return Receipt Requested, addressed to the Tenant at the address specified on the first page of this Lease or at the address for the Demised Premises or at such other place as the Tenant may from time to time designate in a written notice to the Landlord. All notices, demands and requests by the Tenant to the Landlord shall be sent by hand delivery, recognized overnight courier or by United States Certified Mail, postage prepaid, Return Receipt Requested, addressed to the Landlord at the address shown on the first page of this Lease or at such other place as the Landlord may from time to time designate in a written notice to the Tenant. Notices, demands and requests which shall be served upon the Landlord or the Tenant in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder as of the date actually delivered to the other party (whether or not the same is then received by the other party due to a change of address of which no notice was given, or any rejection or refusal to accept delivery). Notices from either party (to the other) may be given or rendered by its counsel.”

15.          The following shall be added to Article 24:

“All trade fixtures, equipment, furniture, alterations, additions and improvements not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord’s disposition of such property, including without limitation the cost of repairing any damage to the Demised Premises caused by removal of such property.

All bulbs shall be the same color, the office area paint ready.

If Tenant’s motor vehicles or warehouse moving equipment has marred, defaced, damaged or made the floors uneven, Tenant shall bear the cost to refurbish the floors which may have been discolored, gouged or otherwise damaged during the term of the Lease.

All racking and all bolts from the racking and floor shall be removed by unscrewing the bolts from the floor and filing the holes with Eucorock as manufactured by Euclid Chemical (or other equivalent material approved by Landlord) and the surface shall be finished smooth. Any bolts in the floor which cannot be unscrewed or are broken off shall be removed by using a core drill machine to core out a 2” diameter to a minimum depth of 3” or to the bottom of the bolt and filling the hole with Eucorock as manufactured by Euclid Chemical (or other equivalent material approved by Landlord) and the surface shall be finished smooth.”

16.          The following shall be added to the last paragraph of Article 24 after “No Further Action Letter (“NFA”):

“and/or Response Action Outcome (“RAO”). If Tenant’s operations at the Demised Premises are outside of those industrial operations covered by ISRA, Tenant shall retain a Licensed Site Remediation Professional (“LSRP”) to obtain a Letter of Non-Applicability (“LNA”) six (6) months prior to the termination of the Lease; provided, however, if the NJDEP is not granting LNAs for operations outside of ISRA, Tenant agrees that it shall, six (6) months prior to the termination of the Lease, execute a certification representing to Landlord that its NAICS number is 424210 (subject in all respects to NAICS amendments to NAICS numbers or business descriptions) and its operations are outside of those industrial operations covered by ISRA.”

17.          The following new Article 26 shall be added:

26.          OFAC COMPLIANCE

(a)        Landlord and Tenant each represents and warrants to the other that (a) it and each person or entity owning an interest in it is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of its funds or other assets constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in it (whether directly or indirectly), (d) none of its funds have been derived from any unlawful activity with the result that the investment in it is prohibited by law or that the Lease is in violation of law, and (e) it has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to,, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b)       Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section or the preceding Section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c)       Each of Landlord and Tenant hereby acknowledges and agree that inclusion on the List at any time during the Lease Term of this shall be a material default of the Lease; provided that, Tenant shall have a reasonable time to cure such default if Tenant diligently and continuously pursues such cure, and Tenant shall be deemed to have cured such material default if it promptly objects to OFAC or other appropriate governmental authority, and Tenant is ultimately removed from the List. Notwithstanding anything herein to the contrary, Tenant shall not permit the Demised Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Demised Premises by any such person or entity shall be a material default of the Lease.”

18.          Guarantor hereby consents to this Amendment, and hereby unconditionally guarantees to the Landlord, the due performance of any and all obligations of Tenant under the Lease, including but not limited to, any and all payments due to the Landlord, past, present and future, under the Lease as amended hereby, together with all future, assignments, renewals, extensions and amendments thereof, if any.

19.          Landlord and Tenant each represents and warrants to the other party that it has not dealt with any brokers or agents in connection with the negotiation of this Amendment other than Charles Klatskin Co. Landlord and Tenant shall each indemnify, defend and hold harmless the other party from any breach of this representation by the breaching party.

20.          Tenant acknowledges and agrees that it has no right to extend or renew the term of this Lease.

21.          Except as modified herein, all of the provisions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF the parties have executed this Fourth Amendment as of the day and year first above written.

FORSGATE INDUSTRIAL COMPLEX

By:	/s/
Samuel A. Klatskin, General Partner

By:	/s/
Stephen P. Seiden, General Partner

JEAN PHILIPPE FRAGRANCES, LLC
By:	Inter Parfums, Inc., Sole Member

By:	/s/ Russell Greenberg
Name: Russell Greenberg
Title: Executive Vice President

INTER PARFUMS, INC.

By:	/s/ Russell Greenberg
Name: Russell Greenberg
Title: Executive Vice President

STATE OF NEW JERSEY		)
	)	SS:
COUNTY OF	)

BE IT REMEMBERED, that on this ______ day of _______________, 2018, before me, the subscriber, a Notary Public of New Jersey, personally appeared Samuel A. Klatskin who, I am satisfied, is the person named in and who executed the within Instrument, and thereupon he acknowledged that he signed and delivered the same as his act and deed, for the uses and purposes therein expressed.

Sworn to and subscribed

before me the date aforesaid.

___________________________________

Notary Public

STATE OF NEW JERSEY		)
	)	SS:
COUNTY OF	)

BE IT REMEMBERED, that on this ______ day of _______________, 2018, before me, the subscriber, a Notary Public of New Jersey, personally appeared Stephen P. Seiden who, I am satisfied, is the person named in and who executed the within Instrument, and thereupon he acknowledged that he signed and delivered the same as his act and deed, for the uses and purposes therein expressed.

Sworn to and subscribed

before me the date aforesaid.

___________________________________

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF ORANGE	)

BE IT REMEMBERED, that on this 25th day of October, 2018, before me, the subscriber, personally appeared, Russell Greenberg, who, I am satisfied, is the person who signed the within instrument as Executive Vice President of Inter Parfums, Inc. the Corporation named therein and he thereupon acknowledged that the said instrument made by the Corporation and delivered by him is the voluntary act and deed of the Corporation made by virtue of the authority from its Board of Directors.

/s/ Noami Gillespie
NOAMI GILLESPIE
Notary Public, State of New York
No. 4992398
Qualified in Orange County
Commission Expires February 24, 2022

STATE OF	)
) ss.:
COUNTY OF	)

BE IT REMEMBERED, that on this 25th day of October, 2018, before me, the subscriber, personally appeared, Russell Greenberg, who, I am satisfied, is the person who signed the within instrument as Executive Vice President of Inter Parfums, Inc., the Sole Member of Jean Philippe Fragrances, LLC, the limited liability company named therein and he thereupon acknowledged that the said instrument made by the limited liability company and delivered by him is the voluntary act and deed of the limited liability company for the uses and purposes therein expressed.

/s/ Noami Gillespie
NOAMI GILLESPIE
Notary Public, State of New York
No. 4992398
Qualified in Orange County
Commission Expires February 24, 2022

Schedule A

1.	Install Firestone roof membrane across entire roof which includes a 20 year roof warranty.

2.	Replace all exterior metal staircases with galvanized metal staircases.

3.	Paint all exterior metal man doors

4.	Replace all existing barrel exhaust fans

5.	Repair some of the west side parking lot (paving repairs)

6.	All exterior light fixtures will be working